June 2023 Investor Presentation

Disclaimer Forward-Looking Statements Certain statements included in this presentation that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “assume,” “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “goal”, and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding our market opportunity, the impact of our growth initiatives on our future financial performance, the timing and gross origination and success of our mobile application and virtual credit card solution, Katapult Pay™, the anticipated occurrence, timing and impact of prime lending tightening, the expected decrease in our write-off percentage and the improvements on our portfolio quality and profitability. These statements are based on various assumptions, whether or not identified in this presentation, and on the current expectations of Katapult’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Katapult. These forward-looking statements are subject to a number of risks and uncertainties, including execution of Katapult's business strategy, launching new product offerings, new brands and expanding information and technology capabilities; Katapult's market opportunity and its ability to acquire new customers and retain existing customers; the timing and impact of our growth initiatives on our future financial performance and the impact of our new executive hires and brand strategy; anticipated occurrence and timing of impairment levels and prime lending tightening and impact on our results of operations; adoption and success of our mobile application and virtual credit card solution, Katapult Pay™, general economic conditions in the markets where Katapult operates, the cyclical nature of consumer spending, and seasonal sales and spending patterns of customers; risks relating to factors affecting consumer spending that are not under Katapult's control, including, among others, levels of employment, disposable consumer income, inflation, prevailing interest rates, consumer debt and availability of credit, pandemics (such as COVID-19), consumer confidence in future economic conditions and political conditions, and consumer perceptions of personal well-being and security; risks relating to uncertainty of Katapult's estimates of market opportunity and forecasts of market growth; risks related to the concentration of a significant portion of our transaction volume with a single merchant partner, or type of merchant or industry; the effects of competition on Katapult's future business; the impact of the COVID-19 pandemic and its effect on Katapult's business; unstable market and economic conditions, including as a result of the conflict involving Russia and Ukraine; reliability of Katapult's platform and effectiveness of its risk model; protection of confidential, proprietary or sensitive information, including confidential information about consumers, and privacy or data breaches, including by cyber-attacks or similar disruptions; ability to attract and retain employees, executive officers or directors; meeting future liquidity requirements and complying with restrictive covenants related to long-term indebtedness; effectively respond to general economic and business conditions; obtain additional capital, including equity or debt financing; enhance future operating and financial results; anticipate rapid technological changes; comply with laws and regulations applicable to Katapult's business, including laws and regulations related to rental purchase transactions; stay abreast of modified or new laws and regulations applying to Katapult's business, including rental purchase transactions and data privacy regulations; maintain relationships with merchant partners; respond to uncertainties associated with product and service developments and market acceptance; anticipate the impact of new U.S. federal income tax law; that Katapult has identified material weaknesses in its internal control over financial reporting which, if not remediated, could affect the reliability of its consolidated financial statements; successfully defend litigation; litigation, regulatory matters, complaints, adverse publicity and/or misconduct by employees, vendors and/or service providers; and other events or factors, including those resulting from civil unrest, war, foreign invasions (including the conflict involving Russia and Ukraine), terrorism, or public health crises, or responses to such events); and those factors discussed in greater detail in the section entitled “Risk Factors” in Katapult’s periodic reports filed with the Securities and Exchange Commission (“SEC”), including Katapult’s Annual Report on Form 10-K for the year ended December 31st 2022 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Katapult does not presently know or that Katapult currently believes are immaterial that could also cause actual results to differ from those contained in the forward- looking statements. Undue reliance should not be placed on the forward-looking statements in this presentation. All forward-looking statements contained herein are based on information available to Katapult as of the date hereof, and Katapult does not assume any obligation to update these statements as a result of new information or future events, except as required by law.

Katapult is an e-commerce focused FinTech company offering an innovative lease financing solution to consumers and enabling essential transactions at the merchant point of sale


Katapult
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$3,000.00

Who We Are

SPEED & CONVENIENCE

Decisioning in 5 seconds or less on average

GROWING CONSUMER BASE

Over 600 thousand approved applicants LTM

E-COMMERCE LEADER

Over 160 merchants on platform

CUSTOMER SATISFACTION

Net Promoter Score of 63

$1.2 Billion In Approved Lease Limit LTM

$209 Million In Gross Originations LTM

Katapult

Note: Figures as of Q1 2023

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Mission Statement Katapult’s mission is to enable consumers to get the durable goods they need when they need them and connect retailers with a growing base of engaged and loyal consumers | 4

Overlooked consumers. Outsized opportunity. average household income $75K generation Y or Z 53% have children 58% homeowners 55% married 64% Source: Experian, Katapult Consumer Data mobile device centric lifestyle 75% | 5

UNDERSERVED CONSUMERS

Affordable access to financing


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Cart amount
$1500
State
WA
Pay frequency
Weekly
Estimated Lease Pricing
Due at signing
$45
Weekly payments
$66.33
Lease Term
12
Estimated ownership options
Full-Term cost of rental
$3449.16
Purchase within 90-days
$1576.15
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How is leasing different from borrowing?
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Katapult provides underserved nonprime consumers access to the durable goods they need

Expanded consumer base

E-COMMERCE MERCHANTS

39% of US Adults[1]

could not cover $400 of emergency expenses without assistance

Next-Generation Tech

machine learning powered financing program

$50-$60 Billion[2]

estimated total US addressable market

1 May 2019 Federal Reserve System Board of Governors Report on the Economic Well-Being of U.S. Households in 2018

2 Calculated by multiplying ~$180 billion market for online retail across electronics, furniture, appliances and other durables (Wall Street research, June 2020) by 30% of the US subprime consumers (Experian Research, 2021)

Katapult | 6

4.4 63 "It was an easy and quick experience. Everything was spelled out up front and simple to understand. Customer service was great in answering all my questions and very professional. I'd recommend Katapult. Five stars!" - Elisa "The payment options were clearly defined (no hidden fees or anything). The process to choose this financing was super fast (pretty much immediate). Payment options make this an affordable option. Highly recommend.“ - GF A Positive Consumer Experience | 7Note: Figures as of Q1 2023

could not cover $400 of emergence expenses without assistance Experienced Management Team Leadership team with over 100 combined total years in the financial services and retail sectors Scalable Omnichannel Solution Opportunity to expand <1% market share of a $40-50 Billion total addressable market that includes e-commerce and in-store merchants Differentiated Financial Profile Core B2B platform offers a consistent funnel of new consumers at low acquisition cost Key Investment Highlights | 8 Loyal and Engaged Consumer Base Supported by a consumer repeat rate of 47% as of Q1 2023 Proprietary Technology Platform Platform provides scalability, operational efficiency and competitive differentiation Clear And Compelling Value Proposition Financing availability for consumers and a pipeline of new consumers for merchants

Our proprietary tech solution creates a deeper cycle of engagement between consumers and merchants Our platform solves critical consumer pain points that drive higher conversion for merchants We are transforming the way nonprime consumers shop and how merchants access this underserved segment C O N S U M E R C H E C KO U T M E R C H A N T I N T E G R AT I O N Off-the-shelf solutions Platform plugins | 9

Sophisticated Underwriting Process Advanced behavioral learning mitigates credit and fraud risks Utilizes behavioral biometrics, device and location recognition 5 seconds or less approval decision using AI inspired machine learning Lease History Shopping Behavior Mobile Device Product Attributes Select Attributes Behavioral Biometrics Payment Behavior Katapult’s proprietary scoring translates into higher approval rates | 10

a Includes $45 origination fee and 5% fee b Assumes 2.0x multiple on original $639 price and $45 origination fee c Cash price listed on LTO competitor website for comparable refrigerator, unlike Katapult that sources directly from retailers d Assumes credit card balance is paid off e Assumes interest rate of 29.99% and consumer pays minimum monthly payment of 3% until balance paid off $716 a Cash Price Maximum Cost to Own $1,146 c $639 d Katapult $1,323 b Legacy, branch-based LTO $1,819 $1,838 ePrivate label credit card Retailer Price: $639 Driving higher sales without driving higher prices | 11

F I R S T 9 0 D AY S During the first 90 days an option is available to buyout for the cash price plus 5% fee P O S T 9 0 D AY S An early purchase option is available anytime after the initial 90 days allowing consumer to purchase for significantly less than the full-term cost to own F U L L T E R M Payments made over the full lease term equal on average 2x the lease origination amount No late fees. Ever. Flexible & Transparent Payment Options Drive Consumer Loyalty | 12

Clear and Compelling Value to Integrated Merchants

SELECT MERCHANT PARTNERS

wayfair | Lenovo | sears
MOTOROLA | RAD POWER BIKES | iBUYPOWER
AGAPE DIAMONDS | gazelle | POLY & BARK
nectar | SIMPLETIRE | purple

160+ total merchants

- Access to new shoppers drives incremental sales and lowers consumer acquisition cost
- Higher conversion rates reduce abandoned carts
- Higher repeat purchase rates (47% as of Q1 2023)
- No recourse from consumer defaults
- Katapult covers all interchange costs related to the transaction
- No risk from out-of-window returns

Katapult | 13

More data, more insight Platform opens Katapult’s ability to engage with consumers in a new way, increasing our retention, repeat rates, and satisfactory ratings Smarter transactions, fast approval AI evaluates carts, shopping behavior, among other characteristics, to determine lease pre-approval limits, populating a one-time use virtual card for completing the transaction Improved accuracy, lower risk Katapult’s mobile app, featuring Katapult Pay technology, allows consumers to seamlessly shop durable goods at a wide range of national merchants Underserved consumers National merchants Katapult Pay is a transformational feature on our mobile app for facilitating lease-purchases and accelerating merchant onboarding | 14 featuring

S E L E C T M A R K E T P L A C E M E R C H A N T S 20+ total merchants Instant Financing for Mobile Consumers featuring | 15

What merchants say about partnering with Katapult

"We are excited to partner with Katapult to further enable our customers to more readily attain the technology that comes with purchasing a new PC."

Jeffrey Cheng, Senior Director of Marketing and Sales, **iBUYPOWER**

"We wouldn't have gotten to where we are at this point without Katapult's commitment."

Shannon Murray, Director of Business Optimization and Site Stability, **Lenovo**

"Our strategic partnership with Katapult ultimately contributed to our growth and reputation as a customer-friendly and environmentally conscious e-commerce platform."

Michelle Pena CEO, **Maxandfix**

"SimpleTire provides easy, affordable access to one of life's necessities for millions of people. By partnering with Katapult, we can now offer our customers another flexible way to purchase from our huge catalog of quality tires."

Kenny Pratt, Co-founder and CTO, **SimpleTire**

"Katapult demonstrated nimbleness, adaptability, and an understanding of the needs of Sears and its affiliates, addressing our unique requirements and creating a seamless, customized experience for us and our members."

Brett Bassett, Head of Financial Services, **Sears**

"With Katapult's help, more people, particularly those who may not have been able to shop with us before, will have the flexibility and options they need to obtain the furniture they want."

Jeffrey Gadel, President, **1StopBedrooms**

"We are excited to collaborate with Katapult because of the alignment our brands share when it comes to transparency and the high level of customer service that we both provide."

Dov Coleman, CEO, **Poly & Bark**

Katapult

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Grow Merchant base New Consumers Increase Repeat Rates Innovate Technology Through deepening relationships with existing, directly integrated merchants, adding to the direct integration pipeline, and expanding merchants on Katapult Pay By increasing the adoption and usage of Katapult Pay, launching new marketing capabilities, partnerships, and product enhancements Focusing consumer engagement to the Katapult mobile app, as the center of our consumer engagement approach and optimizing initiatives to grow Katapult’s active user base Further develop new and innovative products that disrupt the industry and create a best-in- class user experience for all nonprime consumers Strategic Roadmap for Growth | 17

Executive team from industry-leading firms Orlando Zayas CEO Nancy Walsh CFO Derek Medlin COO Chandan Chopra CTO Reid Bork CRO Eric Harmon Strategy Jorge Diaz CPO | 18

Q1 2023 Financial Results | 19

Gross Originations $46.7 $54.7 Q1 2022 Q1 2023 +17.3% Revenue (7.0)% ($4.2) $0.6 Q1 2022 Q1 2023 Adjusted EBITDAFixed Cash Operating Expenses1 $13.7 $12.0 Q1 2022 Q1 2023 (12.1)% Gross Originations • Growth in originations is driven by directly integrated merchants as well as the continued expansion of merchants on the mobile app marketplace featuring Katapult Pay Revenue • Gross origination trends are a leading indicator of future revenue streams Fixed Cash Operating Expenses • Expense reductions were implemented in Q4 2022, encompass all areas of spending and are expected to translate into improving profitability Adjusted EBITDA • First quarter of positive Adjusted EBITDA since Q3 2021 Q1 2023 Financial Highlights | 20 1. Non-GAAP measure, refer to page 29

6.3% 6.4% 8.1% 9.7% 8.4% Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Write-offs as Percent of Revenue | 21 Highlights • Write-offs as a percent of lease revenue declined sequentially to 8.4% from 9.7% in Q4 2022. Q1 2022 write-offs as a percentage of lease revenue was 6.3%, reflecting the positive impact of COVID-related stimulus • Write-offs are calculated based on the actual performance of seasoned lease vintages calculated as a percent of revenue • As post COVID vintages mature, and are replaced by stronger vintages as a result of credit tightening, we would expect the write-off percentage of revenue to decrease

Q1 2023 Financial Results

$ in millions (unaudited)	Q1 2023	Q1 2022	YoY Variance ($)	YoY Variance (%)
Gross Originations	$54.7	$46.7	$8.0	17.3%
Total Revenue	$55.7	$59.9	$(4.2)	(7.0)%
Gross Profit	$13.5	$11.8	$1.7	14.8%
Total OpEx	$15.8	$16.6	$(0.8)	(4.9)%
Net (Loss) Income	$(9.1)	$(6.0)	$(3.1)	(50.9)%
Non-GAAP				
Adj. Gross Profit	$12.0	$10.0	$2.0	19.6%
Fixed Cash Operating Expense	$12.0	$13.7	$(1.6)	(12.1)%
Adj. EBITDA	$0.6	$(4.2)	$4.8	NM
Adj. Net Loss	$(7.2)	$(8.0)	$0.8	11.0%

Highlights

Gross Originations

- Growth in originations was driven by higher wallet capture during tax season through our directly integrated merchants as well as the continued expansion of merchants on the mobile app marketplace featuring Katapult Pay

Revenue

- Revenue decreased 7% YoY which continued to reflect sequential improvement due to strong collection efforts and underwriting performance
- Gross origination trends are a leading indicator of future revenue streams. A percentage of revenue is recognized in the quarter in which the origination occurs and increases cumulatively over following quarters, reaching approximately 70-75% of revenue realized within the first three quarters following the origination date

Fixed Cash Operating Expenses

- Fixed cash operating expenses, which exclude variable lease costs such as underwriting fees and servicing costs, as well as non-cash equity-based compensation expense, decreased 12% YoY
- Expense reductions were implemented in Q4 2022, encompasses all areas of spending and is expected to translate into improving operating leverage and profitability

Adjusted EBITDA

- First quarter of positive Adjusted EBITDA since Q3 2021

Katapult

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| 23 Drive Revenue Growth • Disciplined growth with strict underwriting and risk controls • New and deepened enterprise relationships that offer a consistent funnel of new consumers with minimal acquisition cost • Efficient marketing spend to drive B2C volumes Execute Path to Profitability • Leverage our technology to introduce new access points across multiple categories • Create operational efficiencies and leverage reduced operating expenses to expand margins Optimize Balance Sheet • Ongoing benefit from low capital expenditure e-commerce model • Explore opportunities to optimize liquidity and reduce borrowing costs Strategic Financial Priorities

Appendix | 24

1Q 2022 202320212020 1Q 2Q 3Q 4Q 2019 Gross Originations (2019-2023) Gross Originations Our business model is compelling; gross origination trends are a leading indicator of future revenue streams as new merchants are onboarded and leases are initiated. The new Katapult Pay feature on our mobile app is expected to drive gross originations, accelerate merchant onboarding, and reduce costs 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2022 202320212020 1Q 2Q 3Q 4Q 2019 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q Operating Expenses (2019-2023) Operating Expenses 2022 was an investment year in technology introducing new products, such as our mobile app featuring Katapult Pay. We are now optimizing these investments and instituted comprehensive expense saving initiatives which will continue to translate into improving operating leverage and profitability | 25 $0 $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 $80,000 $90,000 (in Thousands) - 2,000 4,000 6,000 8,000 10,000 12,000 14,000 16,000 (in Thousands)

Non-GAAP Reconciliations | 26

Disclaimer Non-GAAP Financial Measures Adjusted gross profit represents gross profit less variable operating expenses, which are servicing costs and underwriting fees. Management believes that adjusted gross profit provides a meaningful understanding of one aspect of its performance specifically attributable to total revenue and the variable costs associated with total revenue. Fixed cash operating expenses is a non-GAAP measure that is defined as operating expenses less variable lease costs such as underwriting fees and servicing costs, as well as non-cash equity-based compensation expenses. Management believes that fixed cash operating expenses provides a meaningful understanding of controllable ongoing expenses Adjusted EBITDA is a non-GAAP measure that is defined as net loss before interest expense and other fees, interest income, change in fair value of warrant liability, provision for income taxes, depreciation and amortization on property and equipment and capitalized software, impairment of leased assets, loss on partial extinguishment of debt and stock-based compensation expense, and other one time nonrecurring costs. Adjusted EBITDA is useful in evaluating the Company’s performance because this measure: • Is widely used to measure a company’s operating performance; • Is a financial measurement used by rating agencies, lenders and other parties to evaluate the Company’s credit worthiness; and • Is used by the Company’s management for various purposes, including as a measure of performance and as a basis for strategic planning and forecasting. Adjusted net loss is a non-GAAP measure that is defined as net loss before change in fair value of warrant liability and stock-based compensation expense. Management believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful in that they eliminate items that are either not part of our core operations or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. Management believes that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing operating performance. However, these non-GAAP measures exclude items that are significant in understanding and assessing Katapult’s financial results. Therefore, these measures should not be considered in isolation or as alternatives to revenue, net loss, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Katapult’s presentation of these measures may not be comparable to similarly titled measures used by other companies. | 27

Non-GAAP Reconciliations Adjusted Gross Profit (in thousands) Three Months Ended March 31, 2023 2022 Total Revenue $ 55,676 $ 59,877 Cost of revenue 42,173 48,113 Gross profit 13,503 11,764 Less: Servicing costs 990 1,207 Underwriting fees 468 488 Adjusted Gross Profit $ 12,045 $ 10,069 | 28

Non-GAAP Reconciliations (cont’d) Fixed Cash Operating Expenses (in thousands) Three Months Ended March 31, 2023 2022 Total Operating Expenses $ 15,769 $ 16,575 Less: Servicing costs 990 1,207 Underwriting costs 468 488 Stock-based compensation expense 2,090 1,089 Depreciation and amortization on property and equipment and capitalized software 197 122 Total Fixed Cash Operating Expenses $ 12,024 $ 13,669 | 29

Non-GAAP Reconciliations (cont’d) Adjusted EBITDA (in thousands) Three Months Ended March 31, 2023 2022 Net Loss $ (9,114) $ (6,039) Add back: Interest expense and other fees 5,189 4,282 Interest income (620) — Change in fair value of warrant liability (132) (3,089) Loss on partial extinguishment of debt 2,391 — Provision for income taxes 20 35 Depreciation and amortization on property and equipment and capitalized software 197 122 Impairment of leased assets 552 (551) Stock-based compensation expense 2,090 1,089 Adjusted EBITDA $ 573 $ (4,151) | 30

Non-GAAP Reconciliations (cont’d) Adjusted Net Loss (in thousands) Three Months Ended March 31, 2023 2022 Net loss $ (9,114) $ (6,039) Add back: Change in fair value of warrant liability (132) (3,089) Stock-based compensation expense 2,090 1,089 Adjusted Net Loss $ (7,156) $ (8,039) | 31